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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                                  STATE OR OTHER JURISDICTION OF
NAME OF SUBSIDIARY                                INCORPORATION OR ORGANIZATION
----------------------------------------------    ------------------------------

Tekex Corporation                                    California

Tekex Limited                                        U.S. Virgin Islands

Tekelec Ltd.                                         Japan

Tekelec Canada Inc.                                  Canada

Tekelec India Private Limited                        India

Chameleon Network Systems, Limited                   United Kingdom

Protocol Technologies, Inc.                          California

Chameleon Network Systems                            California

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* The subsidiaries of the Registrant do not do business under any name other than as listed above.